Exhibit 99.2


                            LETTER OF UNDERSTANDING

         This letter of understanding among Caesars Entertainment, Inc. (the "Company"), Harrah's Entertainment, Inc. ("Harrah's") and Bernard E. DeLury, Jr. (the "Executive" and, together with the Company and Harrah's, the "Parties") is entered into as of October 6, 2004. The Parties acknowledge that the Executive is party to an Employment Agreement with the Company, dated May 26, 2004 (the "Employment Agreement") and a Change of Control Agreement with the Company, dated May 26, 2004 (the "Change of Control Agreement"). Except as otherwise defined herein, any capitalized terms used herein shall have the meaning ascribed to such term in the Change of Control Agreement.

         The Parties desire to set forth their understanding regarding the severance payments and benefits to which the Executive shall be entitled if, during the Employment Period and on or following consummation of the merger contemplated by the Merger Agreement by and among the Company, Harrah's Operating Company, Inc. and Harrah's, dated as of July 14, 2004, (i) the Executive terminates his employment for Good Reason or (ii) the Company terminates his employment other than for death, Disability or Cause (a termination described in clause (i) or (ii) above being referred to as a "Qualifying Termination").

         The Parties hereby agree as follows:

         1. Upon a Qualifying Termination, the Executive shall not be entitled to receive any payments or benefits under the Employment Agreement.

         2. Upon a Qualifying Termination, the Executive shall be entitled to receive from the Company or its successor:

                  (a) in full satisfaction of the Executive's rights to severance under 6(d)(i)(C) of the Change of Control Agreement, a lump-sum cash payment equal to the sum of (1) the product of 2 times his current Annual Base Salary plus (2) the product of 1 times the Executive's annual bonus in respect of fiscal year 2004, such lump-sum payment to be made not later than 30 days following the date of the Qualifying Termination;

                  (b) in full satisfaction of the Executive's rights to severance under 6(d)(i)(D) of the Change of Control Agreement, a lump-sum cash payment equal to the sum of (1) the product of 1 times his current Annual Base Salary plus (2) the product of 1 times the Executive's annual bonus in respect of fiscal year 2004, such lump-sum payment to be made not later than 30 days following the date of the Qualifying Termination; provided, that such payment shall be conditioned upon the Executive's compliance with Paragraph 3, below, in lieu of compliance with Section 10(b) of the Change of Control Agreement;

                  (c) all other compensation and benefits to which he is entitled under Section 6(d) of the Change of Control Agreement; and

                  (d) if necessary, payments pursuant to Section 9 of the Change of Control Agreement.

         2. In lieu of the restrictions set forth in Section 10(b) of the Employment Agreement, for a period of one year following the date of the Qualifying Termination, except as set forth in the immediately succeeding sentence, the Executive shall not be associated with Ameristar Casinos, Inc., Argosy Gaming Company, Pinnacle Entertainment, Inc., Penn National Gaming, Inc., or Isle of Capri Casinos, Inc., LLC or any affiliate of the foregoing companies, or any company that in the future operates any of the assets of the foregoing companies (the "Restricted Competitors"). Notwithstanding the foregoing, the Executive may (i) own up to 1% of the stock of any Restricted Competitor that is a publicly-traded corporation; (ii) serve on the board of directors of any Restricted Competitor; or (iii) serve as a part-time consultant to any Restricted Competitor. The Executive shall not be restricted from associating with any entity that is not a Restricted Competitor.

         3. Nothing herein shall be construed as effecting or limiting in any way the compensation or benefits to which the Executive may become entitled under the Change of Control Agreement or the Employment Agreement in connection with any termination of his employment that does not constitute a Qualifying Termination.

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IN WITNESS WHEREOF, the Parties have duly executed this Letter of Understanding effective as of the date first referred to above.


                                   CAESARS ENTERTAINMENT, INC.




                                   By: /s/ Steven J. Bell
                                      -------------------------------------
                                      Name: Steve Bell
                                      Title: Exec. V.P. Human Resources &
                                             Admin., Authorized Signator
                                             for Caesars Entertainment


                                   HARRAH'S ENTERTAINMENT, INC.



                                   By: /s/ Jerry Boone
                                      -------------------------------------
                                      Name: Jerry Boone
                                      Title: Sr. Vice President Human Resources
                                             Harrah's Entertainment, Inc.



                                   BERNARD E. DELURY



                                       /s/ Bernard E. Delury, Jr.
                                   ----------------------------------------